UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2011 (August 24, 2011)

Prospect Capital Corporation

(Exact name of registrant as specified in its charter)

MARYLAND	814-00659	43-2048643
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10 East 40th Street, 44th Floor, New York, New York 10016

(Address of principal executive offices, including zip code)

(212) 448-0702

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 24, 2011, the Board of Directors of Prospect Capital Corporation (the “Company”) amended the bylaws of the Company.  Among other things, the Company amended the following provisions of the bylaws:

(i)            Article II, Section 2 to remove the reference to meetings being held during October and provide that the date, time and place of the annual meeting shall be set by the Board of Directors of the Company;

(ii)           Article II, Section 3 to establish procedures to revoke a request for a special meeting;

(iii)          Article II, Section 4 to (a) provide for “householding” of notices, as permitted by the Maryland General Corporation Law and federal proxy rules, (b) clarify when electronic notices will be deemed delivered, (c) provide that a minor irregularity in a notice of a stockholders meeting will not affect the validity of the meeting and (d) provide that the Company may postpone or cancel a stockholders meeting by public announcement;

(iv)          Article II, Section 5 to enhance the flexibility and clarity in determining a meeting chair and expand the list of powers of the chairman to include complying with any state or local laws and regulations concerning safety and security;

(v)           Article II, Section 9 to remove references to closing of the Company’s stock transfer books;

(vi)          Article II, Section 10 to clarify the responsibilities of the inspectors;

(vii)         Article II, Section 11 to (a) amend the advance notice requirement of stockholder proposals for nominees for director and for other business at an annual meeting of stockholders from 120 to 150 days prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual meeting to 120 to 150 days prior to the first anniversary of the date of the prior year’s proxy statement, (b) expand the information required to be disclosed by the stockholder making the proposal or nomination, (c) require a stockholder who has submitted materially inaccurate information to the Company regarding a nominee or proposal to notify the Company of such inaccuracy, (d) reduce the requirement for stockholders to notify the Company’s secretary of director nominations for special meetings from 120 to 150 days prior to the special meeting to 90 to 120 days prior to the special meeting, and (e) require, as part of the existing verification process, that a stockholder, upon request, update information provided to the Company and notify the Company of any change in such information;

(viii)        Article III, Section 2 to provide that a director may resign at any time by delivering his or her resignation to the Board of Directors of the Company;

(ix)           Article III, Section 15 to more closely track a director’s reliance rights set forth in Maryland General Corporation Law Section 2-405.1(b);

(x)            Added Article III, Section 16 to state the power of the Board of Directors of the Company and stockholders to ratify prior actions or inactions by the Company;

(xi)           Added Article III, Section 17 to provide for procedural flexibility in the event of an emergency;

(xii)          Article V, Sections 10 and 11 to delete outdated provisions concerning the giving of bonds by the treasurer and assistant treasurers;

(xiii)         Article VII, Sections 1 through 3 to provide expressly that a stockholder is not entitled to demand a certificate in order to enhance compliance with the New York Stock Exchange’s Direct Registration System eligibility requirements (i.e., shares must be uncertificated);

(xiv)        Article VII, Section 4 to delete references to the closing of the Company’s transfer books;

(xv)         Article XI to confirm the rights to indemnification and advance of expenses provided by the Company’s charter and the bylaws vest immediately upon the election of a director or officer; and

(xvi)        Article XII to permit any person to waive notice of a meeting by electronic transmission.

A copy of the bylaws as amended and restated on August 24, 2011 is furnished as Exhibit 3.1 to this report.  The foregoing description of the amended and restated bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the amended and restated bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

3.1   Amended and Restated Bylaws of Prospect Capital Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Capital Corporation

	By.	/s/ M. Grier Eliasek
Name: M. Grier Eliasek
Title: Chief Operating Officer
Date: August 26, 2011

Index to Exhibits

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Prospect Capital Corporation